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Exhibit 99.1

PRESS RELEASE
For:	THE MACERICH COMPANY
MACERICH ANNOUNCES STRONG QUARTERLY RESULTS

        SANTA MONICA, CA, August 1, 2016—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2016, which included net income attributable to the Company of $45.2 million or $.31 per share-diluted for the quarter ended June 30, 2016 compared to net income attributable to the Company for the quarter ended June 30, 2015 of $14.4 million or $.09 per share-diluted. For the quarter, funds from operations ("FFO") diluted was $160.3 million or $1.02 per share-diluted compared to $151.0 million or $.89 per share-diluted for the quarter ended June 30, 2015. A description and reconciliation of EPS per share-diluted to FFO-diluted is included in the financial tables accompanying this press release.

Results and Capital Highlights

  •
  Mall tenant annual sales per square foot for the portfolio were $626 for the year ended June 30, 2016 compared to $623 for the year ended June 30, 2015. On a same center basis sales per square foot were $644 for the year ended June 30, 2016 compared to $629 for the year ended June 30, 2015.

  •
  The releasing spreads for the year ended June 30, 2016 were up 16.1%.

  •
  Mall portfolio occupancy was 95.0% at June 30, 2016 compared to 95.5% at June 30, 2015.

  •
  On July 11, 2016, the Company completed an accelerated share repurchase ("ASR") program resulting in the retirement of 5.1 million shares of the Company at an average cost of $78.91.

        "During the second quarter we continued to improve our operating margins and to deliver strong releasing spreads. These were the key drivers to our positive earnings and FFO increases and exceptional same center net operating growth of 6.5% during the quarter." said Arthur Coppola, chairman and chief executive officer of Macerich.

Share Repurchase Program

        The Company has used a portion of the proceeds from joint ventures that were completed in October 2015 and January 2016 to complete a total of $1.2 billion of share repurchases under the Company's authorized share repurchase program. During a period from November 13, 2015 to January 19, 2016, the Company repurchased 5.11 million shares of Macerich common stock at an average share price of $78.26. From the period of February 18, 2016 to April 19, 2016, the Company retired 5.08 million shares at an average price of $78.69. The Company's third $400 million ASR program was completed on July 11, 2016 and retired 5.07 million shares at an average price of $78.91. The total shares repurchased under all three ASR programs was 15.3 million shares at an average price of $78.62.

Financing Activity

        The Company closed on a $375 million loan on The Shops at North Bridge on May 27, 2016. The loan is a 12 year fixed rate loan with an interest rate of 3.68% and a portion of the proceeds were used to pay off the prior loan of $189 million that had an interest rate of 7.50%.

        In addition, the Company has arranged for a $225 million loan at The Village at Corte Madera. The term is 12 years and the fixed interest rate is 3.50%. Closing is expected in August 2016.

        On July 6, 2016, the Company amended and extended its $1.5 billion line of credit. The new maturity of the facility is July 2020, extendable to July 2021 at the Company's election. The facility is expandable to $2.0 billion. At the Company's current leverage level the borrowing rate is LIBOR plus 1.33%.

2016 Earnings Guidance

        Management is revising its previous EPS guidance and is reaffirming its previous estimate of diluted FFO per share guidance for 2016. A reconciliation of estimated EPS to FFO per share-diluted follows:

2016 range
Diluted EPS	$3.83 - $3.93
Plus: real estate depreciation and amortization	3.07 - 3.07
Less: gain on sale of dispositions	2.85 - 2.85

Diluted FFO per share	$4.05 - $4.15

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 50 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investors Section). The call begins August 1, 2016 at 11:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Results of Operations:
Revenues:
Minimum rents	$152,448	$193,131	$303,496	$383,892
Percentage rents	2,394	2,576	5,408	5,824
Tenant recoveries	75,948	105,592	156,121	211,290
Other income	17,789	15,321	30,937	28,324
Management Companies' revenues	11,325	6,174	19,942	11,799

Total revenues	259,904	322,794	515,904	641,129

Expenses:
Shopping center and operating expenses	73,910	93,877	153,234	195,541
Management Companies' operating expenses	24,299	20,239	52,199	46,707
REIT general and administrative expenses	7,681	7,550	16,310	15,972
Costs related to unsolicited takeover offer	—	11,423	—	24,995
Depreciation and amortization	85,190	119,333	172,121	239,951
Interest expense	41,195	54,896	80,971	108,182
Loss (gain) on extinguishment of debt, net	—	1,609	3,575	(636)

Total expenses	232,275	308,927	478,410	630,712

Equity in income of unconsolidated joint ventures	14,616	9,094	26,276	17,368
Co-venture expense(a)	(3,212)	(2,813)	(6,501)	(4,943)
Income tax (expense) benefit	(514)	283	(1,831)	1,218
Gain (loss) on sale or write down of assets, net	10,915	(4,671)	445,371	(3,736)
(Loss) gain on remeasurement of assets	—	(14)	—	22,089

Net income	49,434	15,746	500,809	42,413
Less net income attributable to noncontrolling interests	4,212	1,351	34,672	3,407

Net income attributable to the Company	$45,222	$14,395	$466,137	$39,006

Average number of shares outstanding—basic	146,644	158,501	149,314	158,419
Average shares outstanding, assuming full conversion of OP Units(b)	157,477	169,079	160,141	168,966
Average shares outstanding—Funds From Operations ("FFO")—diluted(b)	157,602	169,211	160,286	169,134
Net income per share—basic	$0.31	$0.09	$3.12	$0.24
Net income per share—diluted	$0.31	$0.09	$3.12	$0.24
Dividend declared per share	$0.68	$0.65	$1.36	$1.30
FFO—basic(b)(c)	$160,348	$150,993	$301,377	$284,527
FFO—diluted(b)(c)	$160,348	$150,993	$301,377	$284,527
FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$160,348	$164,025	$304,952	$308,886
FFO per share—basic(b)(c)	$1.02	$0.89	$1.88	$1.68
FFO per share—diluted(b)(c)	$1.02	$0.89	$1.88	$1.68
FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$1.02	$0.97	$1.90	$1.83

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Reconciliation of Net income attributable to the Company to FFO(c):
Net income attributable to the Company	$45,222	$14,395	$466,137	$39,006
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	3,810	961	33,795	2,596
(Gain) loss on sale or write down of consolidated assets, net	(10,915)	4,671	(445,371)	3,736
Loss (gain) on remeasurement of consolidated assets	—	14	—	(22,089)
plus gain on undepreciated asset sales—consolidated assets	225	—	2,637	944
plus non-controlling interests share of gain on sale or write down of consolidated joint ventures, net	—	—	—	112
(Gain) loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(2)	(139)	2	(139)
plus gain (loss) on undepreciated asset sales—unconsolidated joint ventures (pro rata)	2	142	(2)	142
Depreciation and amortization on consolidated assets	85,190	119,333	172,121	239,951
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,731)	(3,745)	(7,425)	(7,536)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	43,640	18,658	85,516	34,269
Less: depreciation on personal property	(3,093)	(3,297)	(6,033)	(6,465)

Total FFO—basic and diluted	160,348	150,993	301,377	284,527
Loss (gain) on extinguishment of debt, net—consolidated assets	—	1,609	3,575	(636)

Total FFO—diluted, excluding extinguishment of debt	160,348	152,602	304,952	283,891
Add: Costs related to unsolicited takeover offer	—	11,423	—	24,995

Total FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$160,348	$164,025	$304,952	$308,886

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Reconciliation of EPS to FFO per diluted share(c):
Earnings per share—diluted	$0.31	$0.09	$3.12	$0.24
Per share impact of depreciation and amortization of real estate	0.78	0.77	1.52	1.53
Per share impact of (gain) loss on remeasurement, sale or write down of assets, net	(0.07)	0.03	(2.76)	(0.09)

FFO per share—diluted	$1.02	$0.89	$1.88	$1.68
Per share impact of loss on extinguishment of debt, net	—	0.01	0.02	—
Per share impact of costs related to unsolicited takeover offer	—	0.07	0.00	0.15

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$1.02	$0.97	$1.90	$1.83

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Reconciliation of Net income attributable to the Company to EBITDA:
Net income attributable to the Company	$45,222	$14,395	$466,137	$39,006
Interest expense—consolidated assets	41,195	54,896	80,971	108,182
Interest expense—unconsolidated joint ventures (pro rata)	24,170	8,771	46,664	17,350
Depreciation and amortization—consolidated assets	85,190	119,333	172,121	239,951
Depreciation and amortization—unconsolidated joint ventures (pro rata)	43,640	18,658	85,516	34,269
Noncontrolling interests in OP	3,810	961	33,795	2,596
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,057)	(6,099)	(12,100)	(12,278)
Loss (gain) on extinguishment of debt, net—consolidated assets	—	1,609	3,575	(636)
(Gain) loss on sale or write down of assets—consolidated assets, net	(10,915)	4,671	(445,371)	3,736
Loss (gain) on remeasurement of assets—consolidated assets	—	14	—	(22,089)
(Gain) loss on sale or write down of assets—unconsolidated joint ventures (pro rata), net	(2)	(139)	2	(139)
Add: Non-controlling interests share of gain on sale of consolidated assets, net	—	—	—	112
Income tax expense (benefit)	514	(283)	1,831	(1,218)
Distributions on preferred units	143	138	286	276

EBITDA(d)	$226,910	$216,925	$433,427	$409,118

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Reconciliation of EBITDA to Net Operating Income ("NOI") and to NOI—Same Centers:
EBITDA(d)	$226,910	$216,925	$433,427	$409,118
Add: REIT general and administrative expenses	7,681	7,550	16,310	15,972
Costs related to unsolicited takeover offer	—	11,423	—	24,995
Management Companies' revenues	(11,325)	(6,174)	(19,942)	(11,799)
Management Companies' operating expenses	24,299	20,239	52,199	46,707
Straight-line and above/below market adjustments	(8,702)	(7,270)	(15,114)	(13,243)

NOI—All Centers	238,863	242,693	466,880	471,750
NOI of non-comparable centers	(26,040)	(42,900)	(46,936)	(79,337)

NOI—Same Centers(e)	$212,823	$199,793	$419,944	$392,413

(d)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses and costs related to unsolicited takeover offer. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)